Exhibit 10.11.3

EIGHTH AMENDMENT OF LEASE

This EIGHTH AMENDMENT OF LEASE made this 16th day of April, 2012 by and between E. I. DU PONT DE NEMOURS AND COMPANY (hereinafter “LANDLORD”) and INCYTE CORPORATION (hereinafter “TENANT”).

WITNESSETH:

WHEREAS, LANDLORD and TENANT entered into a Sublease dated June 16, 2003 as amended October 28, 2003 by the First Amendment of Sublease, the Second Amendment of Sublease dated March 2, 2005, the Third Amendment of Lease dated December 15, 2006, the extension letter to the Lease dated September 25, 2007, the Fourth Amendment of Lease dated December 1, 2007, the Fifth Amendment of Lease dated December 5, 2008, the Sixth Amendment of Lease dated December 15, 2009, and the Seventh Amendment of Lease dated November 1, 2010 (the Sublease and Lease as amended are hereby referred to as the “LEASE”);

WHEREAS, the parties desire to further amend the LEASE to (1) increase the size of the Leased Premises and increase the rent; and (2) extend the term of the LEASE;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

(1)   The size of Leased Premises will be increased effective May 1, 2012 by adding 918 square feet on the third floor in Building E361 and 1078 square feet of lab space in E336 Basement, all as shown in Exhibit “A” attached hereto and made a part hereof.

(2)   Effective May 1, 2012 the monthly base rent will increase by $8,649.33 for the additional space in Building E361 and E336, and the new total monthly base rental shall be $504,655.08 for the Leased Premises.

(3)   In addition to the standard inclusions, the rental rate for the new space in buildings E361 will include the costs for electric, sewer, and water. Additional space in E336 will follow Exhibit “F” of the Lease for utility charges. Tenant’s cost for its allocation for fuel oil for the additional space in E361 and E336 will be assessed as other space is for the Leased Premises pursuant to the LEASE.

(4)   LANDLORD will replace the carpet and paint the additional Leased Premises space in Building E361 and paint the additional Leased Premises space in Building E336 prior to Tenant’s occupancy.

(5)   The Term of the LEASE will be extended for an additional six (6) month period commencing at midnight July 1, 2013 and expiring at midnight on December 31, 2013 (the “Expiration Date”). TENANT shall have the right to extend the Term of the LEASE for an additional three (3) years by giving LANDLORD ninety (90) days prior written notice from the Expiration Date of the LEASE of TENANT’s exercise of its right to extend the Term.

(6)   All other terms and conditions of the LEASE shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this EIGHTH AMENDMENT OF LEASE on the day and year above-written.

WITNESS:	E. I. DU PONT DE NEMOURS AND COMPANY

/s/ Lois J. Smith	By:	/s/ Christopher J. Heck
	Title:	Manager—Corporate Real Estate and Strategic Planning

WITNESS:	INCYTE CORPORATION

/s/ Bonnie Croce	By:	/s/ Paula J. Swain
	Title:	Executive Vice President, Human Resources

EXHIBIT “A”

Additional Leased Premises

(see attached)